SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 30, 2008

Date of Earliest Reported Event

AMEN PROPERTIES, INC.

(Exact name of registrant as specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-22847

(Commission File Number)

54-1831588

(IRS Employer Identification No.)

303 W. Wall Street, Suite 2300
Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(972) 664-1610

(Registrant's telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 3.02 – Unregistered Sales of Equity Securities

On December 17, 2007 Amen Properties, Inc. (the “Company”) completed its non-controlling acquisition of certain oil and gas interests from Santa Fe Energy Trust and Devon Energy Production Company, LP, as described in the Company’s report filed on Form 8-K on December 18, 2007 and amended on October 14, 2008.  In connection with the financing for this transaction, the Company issued notes payable aggregating $2.7 million and 450,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock at a price of $6.02.  Pursuant to NASDAQ regulations, the issuance of stock in connection with the exercise of these warrants required shareholder approval, which the Company secured at the shareholder meeting on December 17, 2008.

On December 30, 2008, all of the Warrant holders exercised their Warrants for total proceeds of $2.7 million.  The Company used the proceeds from this Warrant exercise to retire its outstanding notes payable to the Warrant holders which totaled $2.7 million.  No gain or loss was recognized upon the retirement of the $2.7 million notes payable to the Warrant holders.

Certain members of the Company’s Board of Directors participated in this Warrant exercise on the same terms and conditions as unaffiliated parties as shown in the table below:

Director	Total Proceeds / Amount of Debt Retired	# of Shares Acquired
Jess Correll (a)	$933,966	155,144
Eric Oliver (b)	1,037,741	172,382
Bruce Edgington	38,700	6,429
Total	$2,010,407	333,955

(a)	Shares held indirectly through Mr. Correll’s control of Universal Guaranty Life Insurance Company.
(b)	Shares held indirectly through Mr. Oliver’s control of Softvest, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc.
(Registrant)

Date: January 5, 2009	By:	/s/ Jon M Morgan
Jon M Morgan, Chief Executive Officer
(Signature)